APPENDIX D

Execution Copy

GENERAL SECURITY AGREEMENT OF GUARANTORS
(1999)

AMENDED AND RESTATED INTERCREDITOR AGREEMENT (1999) dated as of November 30, 1999 ("this Agreement") which supersedes the Amended and Restated Intercreditor Agreement dated April 28, 1997, as amended by and among BROWN BROTHERS HARRIMAN & CO., MEESPIERSON N.V., KBC BANK N.V.; RZB FINANCE LLC, and any other entity that may become a party to this Agreement pursuant to the terms hereof (each individually, a "Lender" and collectively, the "Lenders") and BROWN BROTHERS HARRIMAN & CO., as agent for itself and the other Lenders (in such capacity, the "Agent").

PRELIMINARY STATEMENT

Each Lender has individually extended or will extend credit to A-Mark Precious Metals, Inc., a New York corporation, formerly known as, Spiral Cycle Corp. (the "Company") (each facility for a credit extension being a "Facility" and any writing evidencing, supporting or securing a Facility (including without limitation the Facility Documents) being a "Facility Agreement"). The Company has acquired all of the assets of A-Mark Precious Metals, Inc., a California corporation (the "Old Company") and pursuant to the terms of the Assumption Agreement assumed all of the liabilities of the Old Company including, without limitation, all Assumed Obligations owing to each of the Prior Lenders. The Company as successor to the Old Company has granted the Security as security for each Facility and the Assumed Obligations. The Lenders desire to establish their relative rights concerning the Security and the Guarantor Security as provided in this Agreement. All capitalized terms not defined herein have the meanings set forth in the Amended and Restated Collateral Agency Agreement (1999) dated as of November 30, 1999, as the same may be amended, supplemented or otherwise modified from time to time (the "Collateral Agency Agreement") by and among the Company, the Lenders and the Agent and the Guarantors (as defined therein) to the extent such is binding on the Guarantors.

THEREFORE, in consideration of the premises and the covenants in this Agreement, the Lenders agree as follows:

ARTICLE 1. RANKING OF SECURITY INTERESTS

Section 1.1. The Obligations. This Agreement is for the benefit of all present, contingent and future obligations of the Company under each Facility, whether for principal, interest, fees, expenses, indemnification or otherwise including, but not limited to all Assumed Obligations and all Outstanding Credits (all of the foregoing obligations being the "Obligations").

Section 1.2. Priorities.Except as provided in Section 3.5 with respect to Excess Obligations, the Security Interest (as defined below) of each Lender will rank equally in priority with the Security Interest of every other Lender, irrespective of the time or order of perfection of Security Interests or order of filing of Financing Statements or the taking of any other steps to perfect any Security Interests and notwithstanding any bankruptcy or insolvency proceedings involving the Company. Except as provided in this Agreement, priorities will be determined in accordance with applicable law. "Security Interest" means any perfected and enforceable security interest or lien of the Agent on behalf of the Lenders, or any Lender, in the Security and in the Guarantor Security, however arising.

ARTICLE 2. REPRESENTATION AND WARRANTIES.

Each of the Lenders hereby represents and warrants to the other Lenders and the
Agent as follows:

Section 2. 1. Legal Capacity; Organization. Each party to this Agreement has the full legal capacity to contract and incur obligations. Each party is duly organized and validly existing in its jurisdiction of organization and is in good standing in that jurisdiction and duly qualified in all applicable jurisdictions, except where the failure to be so qualified would not have a material adverse effect on the party or its business.

Section 2.2. Authorization. The execution, delivery and performance of this Agreement by each party to this Agreement have been duly authorized by all necessary action and require no approval, consent, authorization or other action by, and no notice to or filing with, any person or entity, including but not limited to any governmental authority or regulatory body, agency or official.

Section 2.3. Noncontravention. The execution, delivery and performance of this Agreement do not contravene, or constitute a default under (i) any applicable law or regulation, (ii) any organizational or constituent document of any party to this Agreement or (iii) any agreement, judgment, injunction, order or decree or other instrument binding on each party.

Section 2.4. Bindine Effect. TIlls Agreement is a valid and binding agreement of each party to this Agreement, enforceable against such party in accordance with its terms, except as (i) enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of, general applicability.

Section 2.5. Guarantor Security. Each Guarantor shall execute and deliver a security agreement and financing statements in favor of the Agent, on behalf of each Lender with respect to the Guarantor Security, subject to this Agreement.

ARTICLE 3. DEFAULT; ACTIONS IN RESPECT OF THE SECURITY

Section 3.1. Material Adverse Change. Each Lender and the Agent shall use its best efforts to notify the other Lenders promptly upon its acquiring knowledge of the occurrence of an event significant and material to any of the Guarantors' or the Company's financial condition or the condition of the Security, or any collateral for the obligations of any of the Guarantors to any Lender, provided that the Agent and each Lender shall not have any liability to any-other Lender or other entity for its failure to make such notification.

Section 3.2. Making Demand. Each Lender shall give notice by telecopier to each of the other Lenders promptly after taking any of the following actions (any of such actions, a "Demand"): (i) making demand to the Guarantors or the Company for payment of any of the Obligations owed by the Company or the Guarantors to such Lender; (ii) making demand to the Company or the Guarantors for any additional collateral; (iii) any acceleration of the maturity of any such Obligations; and (iv) any notice by a Lender to the Company (or any determination by a Lender's Credit Committee or Credit Officer) that such Lender will not make further extensions of credit to the Company.

Section 3.3.. Foreclosure Plans. If a Lender makes a Demand (any Lender that makes a Demand, a ("Demanding Lender"), and no other Lender has made a Demand, such Demanding Lender shall formulate a written plan (any such plan, as it may be modified from time to time, a "Foreclosure Plan") regarding the material steps to be taken in connection with any Enforcement. If more than one of the Lenders makes Demand, at the time of or immediately following the last such Demand, all of the Demanding Lenders shall consult to formulate and use their best efforts to agree on a Foreclosure Plan (or reformulate and/or re-approve any previous Foreclosure Plan). Simultaneously with delivering any Foreclosure Plan to the Agent, the Demanding Lender( s) shall deliver copies of such Foreclosure Plan to all Lenders that have not made a Demand. If all the Demanding Lenders do not agree on a Foreclosure Plan, then each Demanding Lender may formulate its own Foreclosure Plan. The term "Enforcement" shall mean any action to repossess any of the Security or any Guarantor Security, or commence any judicial or non-judicial enforcement of any of the rights and remedies under the Security Agreement or any security agreement executed by the Guarantors or any other agreement or applicable law in order to foreclose upon, liquidate or otherwise dispose of any of the Security or any Guarantor Security..

Section 3.4. Enforcement by the Agent. The Agent shall not be obligated to take action in connection with any Enforcement except the Agent shall take action as specified in each Foreclosure Plan adopted in accordance with Section 3.3. The Agent shall not be required to take any action with respect to any of the Security or any Guarantor Security, that is not specified in a Foreclosure Plan, except as authorized in Sections V(B) (1) and (2) of the Collateral Agency Agreement. Each Lender agrees that any Foreclosure Plan formulated by it shall be commercially reasonable and each Lender shall be solely responsible for the contents of any Foreclosure Plan formulated by it. The Agent shall execute each Foreclosure Plan in a manner consistent with any other then existing Foreclosure Plan, but each Lender hereby holds the Agent and its partners, directors, officers, employees and agents harmless from any and all claims relating to the manner in which the Agent effectuates any Foreclosure Plan of such Lender (provided that the Agent shall act in a commercially reasonable manner), including, but not limited to, any claim that the proceeds of any Security or any Guarantor Security, were insufficient due to the action or inaction of the Agent under anyone or more Foreclosure Plans then in effect, provided, that any such claim is not based upon and does not arise from the gross negligence or willful misconduct of the Agent.

Section 3.5. Priorities After Demand. (a) From and after the date any Lender sends a notice of Demand (the first such notice is hereinafter called the "First Demand"), any payments received from the Company or the Guarantors by any Lender, and any amounts representing proceeds of Security or any Guarantor Security received by the Agent or any Lender, including any amounts received through set-off rights or otherwise, shall be applied to the Obligations (excluding any Excess Obligations) owed to the Lenders pro rata in the ratio (the "Ratio") that the principal of Outstanding Credits (excluding Excess Obligations) owed to each Lender bears to the total principal of such Outstanding Credits (excluding Excess Obligations) owed to all the Lenders as of the date of the notice of the First Demand. The pro rata amounts of such Outstanding Credits for the purpose of calculating the Ratio shall be calculated as of the date of the notice of the First Demand, and the Lenders shall make such dispositions and arrangements as are necessary to give effect to the pro-rata: payout to the Lenders (including, without limitation, purchase and sales of participations in Outstanding Credits). No Lender shall be entitled to apply any payments by the Company, the Guarantors or any amounts representing proceeds of Security or any Guarantor Security to any Excess Obligations held by such Lender without the prior written consent of all other Lenders (whether or not such other Lenders are Demanding Lenders). "Excess Obligations" means the amount of any Collateral Value Over-advance by any Lender existing at the date of the notice of the

First Demand, plus any interest, fees, commissions, attorney's fees or other amounts owing in respect of such Collateral Value Over-advance. "Collateral Value Over-advance" means that portion of the principal or face amounts of all Obligations held by a Lender that, at the time such Obligations are incurred, when added to the principal or face amounts of all Obligations shown to be held by all Lenders, are in excess of the Collateral Value, as such Collateral Value and Obligations were shown on the Collateral Report last delivered to such Lender. No extension, renewal or refinancing of an Obligation that was not a Collateral Value Over-advance shall be deemed to be a Collateral Value
Over-advance. Notwithstanding anything to the contrary contained herein, no Collateral Value.
Over-advance shall be deemed to arise from an Obligation to a Lender arising from a loan or other extension of credit which the Lender shall have made after receiving a certificate executed by the Debtor certifying that after giving effect to such loan or extension of credit, the principal and face amount of all Obligations to all Lenders are less than the Collateral Value after giving effect to any changes in the Collateral Value and Obligations subsequent to the date of the most recent Collateral Report delivered to such Lender.
(b) If the contingent liability of a Lender in respect of a letter of credit that is outstanding as of the date of the calculation of the Ratio shall thereafter be terminated in whole or in part without full payment by, or further exposure to, such Lender, then the Outstanding Credits shall be appropriately adjusted by eliminating the amount of such terminated contingent liability from the Outstanding Credits to such Lender and from the aggregate Outstanding Credits to all Lenders, and the Ratio and any prior distribution of proceeds of Security shall also be appropriately adjusted.

(c) If all or any portion of the amounts received (''Net Realizations") by any Lender pursuant to the Facility Documents is held to constitute a preference under any applicable bankruptcy or similar laws, or if for any other reason any Lender is required to refund or disgorge part or all of any Net Realizations or otherwise pay part or all of any Net Realization to any person or entity not a Lender (the amount of such refund, disgorgement or payment being referred to hereinafter as "Refunded Net Realizations"), then for all purposes hereunder Net Realizations shall be deemed to exclude such Refunded Net Realizations and the allocation of Net Realizations provided for hereunder shall be rescinded and the amount thereof restored to such Lender by the other Lenders to the extent necessary to compensate such Lender for such refund, disgorgement or payment made by it, but Without interest thereon.

Section 3.6. Delivery of Proceeds of the Security. If at any time, after the date of the notice of the First Demand, any Lender or the Agent shall receive any payment in respect of the Obligations or any proceeds of Security or any collateral for the obligations of the Guarantors to any Lender in contravention of the priorities specified in Section 3.5, such Lender or the Agent shall hold such proceeds in trust for the Agent on behalf of the Lenders and shall promptly deliver the same to the Agent for application by the Agent on behalf of the Lenders in accordance with Section 3.5.

Section 3.7 Participations. If any Lender shall obtain a payment on account of any Obligations of the Company to such Lender (after the earlier of (x) notice of First Demand or (y) occurrence of a default under any Facility Document) (a) through a banker's lien, right of set-off or counterclaim, (b) from any security for such Obligations or the obligations of the Guarantors other than the Security or any Guarantor Security, (c) from the Guarantors or any other guarantors or surety of such Obligations or the obligations of the Guarantors, (d) pursuant to any subordination agreement or other credit support document, or (e) through a payment, including, without limitation, a regularly scheduled payment of an Obligation, or an obligation of the Guarantors, such Lender (the "Purchasing Lender") shall, after payment of actual out-of-pocket costs (including,without limitation reasonable attorneys' fees) incurred by the Purchasing Lender in obtaining such payment, promptly purchase from the other Lenders an undivided participating interest in the outstanding Obligations (including undrawn letters of credit) owing to such other Lenders in such amount as will insure that all Lenders share such payment (after deducting such expenses) in accordance with the Ratio, provided that if all or any portion of such payment received and so distributed by the Purchasing Lender is thereafter rescinded or otherwise restored or recovered, each of the other Lenders which shall so share such payment shall by repurchase of the participating interest theretofore sold or other equitable adjustments, return its share of that payment to the Purchasing Lender together with its ratable share of any interest payable by the Purchasing Lender on the amount recovered. The outstanding Obligations in which such participating interest shall be purchased shall be, to the extent possible, outstanding Obligations which have the same terms and conditions as the Obligations paid pursuant to clauses (a) through (e) above, including, without limitation, obligor, maturity, collateral and guaranties.

ARTICLE 4. REMEDIES

Section 4.1. Lender Default. If a Lender defaults in the payment to any other Lender or the Agent of any amount when due under this Agreement which default continues for more than three (3) business days, then such Lender will not be entitled to receive any payments otherwise payable to it under this Agreement so long as such default remains in effect and will pay to the Agent interest on the amount due at a rate per annum equal to the Federal funds rate, calculated on the basis of a year of 360 days and for actual days elapsed, for the period from the date the payment is due to the date of payment in full.

Section 4.2. Remedies Cumulative. The remedies and other rights of the parties under this Agreement are cumulative and in addition to any other remedies or rights the parties may have under any other agreement or under applicable law.

ARTICLE 5. MISCELLANEOUS

Section 5.1. Amendments and Waivers. No amendment or waiver of, or consent to any departure from, any provision of this Agreement, or any Facility Document will be effective unless it is in writing and signed by all parties to this Agreement, and then the waiver or consent will' be effective only in the specific instance and for the specific purpose for which given. No failure on the part of a party to exercise, and no delay in exercising, any right under this Agreement will operate as a waiver or preclude any other or further exercise of the right or the exercise of any other right.

Section 5.2. Notices. Except as otherwise provided, all notices shall be deemed effective and shall be given in the same manner and sent to each party at the address or telecopier number set forth in Section X (B) of the Collateral Agency Agreement, as from time-to-time amended.

Section 5.3. Effective Date; Successors and Assigns. This Agreement shall become effective when it shall have been executed by each of the Lenders and the Agent, thereafter shall be binding on and will be for the benefit of each Lender, the Agent and their respective successors and assigns. Without limiting the generality of any of the foregoing, a Lender may, subject to the rights of each Lender under this Agreement, assign, sell participations in or otherwise transfer its rights under this Agreement or the Facility Documents to any other person or entity, and the other person or entity will upon notice to all other Lenders then become vested with all the rights granted to the Lender in this Agreement and the Facility Documents or otherwise provided, any such transferee that becomes a party to the Collateral Agency Agreement and this Agreement agrees to be bound by the terms thereof and hereby. Notwithstanding the foregoing, the Lenders hereby consent to the assignment by Meespierson N.V., New York Agency ("MP"), to a wholly-owned subsidiary (the "Ml' Subsidiary") of all of MP's rights and obligations under this Agreement and the other Facility Documents. Upon delivery by MP and the MP Subsidiary of notice of such assignment to the Agent and the other Lenders, which notice provides that the MP Subsidiary agrees to be bound by all of the terms and conditions of this Agreement and each other Facility Document to the extent applicable to the MP Subsidiary, the MP Subsidiary shall become a party hereto and shall be bound by all of the terms and conditions hereof to the extent applicable to such entity; and MP shall have no further obligations or liabilities hereunder or thereunder, all without the necessity of executing any amendment hereto or thereto.

Section 5.4 No Representations or Warranties By Agent. The Lenders acknowledge that they are entering into this Agreement and the Facility Documents in reliance upon their own independent investigation of the financial condition and creditworthiness of the Company or the Guarantors and they will, independent and without reliance on the Agent, and based on such documents and information as they shall deem appropriate at the time, continue to make their own analysis and decision in taking or not taking action under this Agreement. The Agent shall not be required to keep the Lenders informed as to the performance of the Company or the Guarantors or observance by the Company or the Guarantors of any terms or conditions set forth in any Facility Documents, other than those provided for herein, or to inspect the properties or books of the Company or the Guarantors. The Agent shall not have any duty or responsibility to provide the Lenders with any credit or other information concerning the affairs, financial condition, or business of the Company or the Guarantors that may come into the possession of the Agent, other than that which is provided for herein. The Lenders agree and acknowledge to the Agent that the Agent makes no representations or warranties about the creditworthiness of the Company or the Guarantors or with respect to the legality, validity, accuracy, sufficiency, or enforceability of this Agreement, the Facility Documents, or any other matter relating to any of the foregoing.

Section 5.5. Information. Each Lender upon the written request of another Lender. shall from time to time furnish each other Lender with a statement of Outstanding Credits, including but not limited to the outstanding unpaid amount of any loans and all open letters of credit issued for the Company's account as of the date of such statement.

Section 5.6. Captions. The captions or headings in this Agreement are for convenience only and are not to affect the interpretation or construction of this Agreement.

Section 5.7. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this agreement by signing any such counterpart.

Section 5.8. Governing Law. This Agreement is governed by, and is to be construed in accordance with, the internal laws of New York.

Section 5.9. Additional Parties. Subject to the provisions of Section 5.3 hereof, any entity that is not a party to this agreement initially may, with the consent of the Lenders (which consent shall not be unreasonably withheld), become a party hereto by executing an amendment to this Agreement which amendment shall also be duly executed by the Agent and the Lenders.

Section 5.10. Jurisdiction and Venue: Service of Process Appointment of Agent. The Agent and each Lender hereby consents to the nonexclusive jurisdiction over its person, of the United Stated District Court for the Southern District of the State of New York or any state court of competent jurisdiction in the County of New York and the City of New York and agrees that such court shall be a proper forum for any action or suit brought by any of the Agent or the Lenders with respect to this Agreement or any matter inany way connected with or related to this Agreement. The Agent and each Lender hereby waive trial by jury in any such action.

per pro BROWN BROTHERS HARRIMAN & CO.
for itself as a Lender and as Agent

Section 5.8. Governing Law. This Agreement is governed by, and is to be construed in accordance with, the internal laws of New York.

Section 5.9. Additional Parties. Subject to the provisions of Section 5.3 hereof, any entity that is not a party to this agreement initially may, with the consent of the Lenders (which consent shall not be unreasonably withheld), become a party hereto by executing an amendment to this Agreement which amendment shall also be duly executed by the Agent and the Lenders.

Section 5.10. Jurisdiction and Venue: Service of Process Appointment of Agent. The Agent and each Lender hereby consents to the nonexclusive jurisdiction over its person, of the United Stated District Court for the Southern District of the State of New York or any state court of competent jurisdiction in the County of New York and the City of New York and agrees that such court shall be a proper forum for any action or suit brought by any of the Agent or the Lenders with respect to this Agreement or any matter in any way connected with or related to this Agreement. The Agent and each Lender hereby waive trial by jury in any such action.

per pro BROWN BROTHERS HARRIMAN & CO.
for itself as a Lender and as Agent

Section 5.8. Governing Law. This Agreement is governed by, and is to be construed in accordance with, the internal laws of New York.

Section 5.9. Additional Parties. Subject to the provisions of Section 5.3 hereof, any entity that is not a party to this agreement initially may, with the consent of the Lenders (which consent shall not be unreasonably withheld), become a party hereto by executing an amendment to this Agreement which amendment shall also be duly executed by the Agent and the Lenders.

Section 5.10. Jurisdiction and Venue: Service of Process Appointment of Agent. The Agent and each Lender hereby consents to the nonexclusive jurisdiction over its person, of the United Stated District Court for the Southern District of the State of New York or any state court of competent jurisdiction in the County of New York and the City of New York and agrees that such court shall be a proper forum for any action or suit brought by any of the Agent or the Lenders with respect to this Agreement or any matter in any way connected with or related to this Agreement. The Agent and each Lender hereby waive trial by jury in any such action.

per pro BROWN BROTHERS HARRIMAN & CO.
for itself as a Lender and as Agent